Exhibit 10.1

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement (this “Loan Modification Agreement”) is dated as of November 1, 2007, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and NETSCOUT SYSTEMS, INC., a Delaware corporation with offices at 310 Littleton Road, Westford, Massachusetts 01886-4105 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a certain loan arrangement dated as of March 12, 1998, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of March 12, 1998 between Borrower and Bank, as amended by certain Loan Modification Agreements between Borrower and Bank dated March 11, 1999, March 10, 2000, June 27, 2000, March 9, 2001, August 14, 2001, September 7, 2001, March 10, 2002, November 7, 2002, March 19, 2003, dated as of July 31, 2003, effective as of June 8, 2003, June 8, 2004, June 9, 2005, and dated as of July 20, 2007, and effective as of June 5, 2007 (as may be amended from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the “Obligations”.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement, as modified hereby (the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A. Modifications to Loan Agreement.

1.	The Loan Agreement shall be amended by deleting the following Section 2.1.2 entitled “Letters of Credit Sublimit” in its entirety:

“2.1.2 Letters of Credit Sublimit. If there is availability for Credit Extensions under Section 2.1.1(a), Bank shall issue or have issued Letters of Credit for Borrower’s account not exceeding (i) the Committed Revolving Line, minus (ii) the outstanding principal balance of any Advances (including any Cash Management Services), minus (iii) the FX Reserve, minus (iv) the amount of all Letters of Credit (including drawn but unreimbursed Letters of Credit). The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed Ten Million Dollars ($10,000,000.00). Each Letter of Credit shall be secured by cash on terms acceptable to Bank on and after (i) the Revolving Maturity Date if the term of the Committed Revolving Line is not extended by Bank, or (ii) the occurrence of an Event of

Default hereunder. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form of standard Application and Letter of Credit Agreement. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever.”

and inserting in lieu thereof the following:

“2.1.2 Letters of Credit Sublimit. If there is availability for Credit Extensions under Section 2.1.1(a), Bank shall issue or have issued Letters of Credit for Borrower’s account not exceeding (i) the Committed Revolving Line, minus (ii) the outstanding principal balance of any Advances (including any Cash Management Services), minus (iii) the FX Reserve, minus (iv) the amount of all Letters of Credit (including drawn but unreimbursed Letters of Credit). The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed Five Million Dollars ($5,000,000.00). Each Letter of Credit shall be secured by cash on terms acceptable to Bank on and after (i) the Revolving Maturity Date if the term of the Committed Revolving Line is not extended by Bank, or (ii) the occurrence of an Event of Default hereunder. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form of standard Application and Letter of Credit Agreement. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever.”

2.	The Loan Agreement shall be amended by deleting the following Section 2.1.3 entitled “Cash Management Service Sublimit” in its entirety:

“2.1.3 Cash Management Services Sublimit. Borrower may use up to Ten Million Dollars ($10,000,000.00) for the Bank’s Cash Management Services (the “Cash Management Services Sublimit”), which may include merchant services, direct deposit of payroll, business credit card, and PC-ACH services identified in various cash management services agreements related to such Cash Management Services (the “Cash Management Services”). Such aggregate amounts utilized under the Cash Management Services Sublimit shall at all times reduce the amount otherwise available for Credit Extensions under the Committed Revolving Line. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Committed Revolving Line and will accrue interest at the interest rate applicable to Advances.”

and inserting in lieu thereof the following:

“2.1.3 Cash Management Services Sublimit. Borrower may use up to Five Million Dollars ($5,000,000.00) for the Bank’s Cash Management Services (the “Cash Management Services Sublimit”), which may include merchant services, direct deposit of payroll, business credit card, and PC-ACH services identified in various cash management services agreements related to such Cash Management Services (the “Cash Management Services”). Such aggregate amounts utilized under the Cash Management Services Sublimit shall at all times reduce the amount otherwise available for Credit Extensions under the Committed Revolving Line. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Committed Revolving Line and will accrue interest at the interest rate applicable to Advances.”

3.	The Loan Agreement shall be amended by deleting the following Section 2.1.4 entitled “Foreign Exchange Sublimit” in its entirety:

“2.1.4 Foreign Exchange Sublimit. If there is availability for Credit Extensions under Section 2.1.1(a), then Borrower may enter into foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contract”). Bank shall subtract 10% of each outstanding FX Forward Contract (the “FX Reserve”) from the foreign exchange sublimit, which sublimit is a maximum of Ten Million Dollars ($10,000,000.00). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs.”

and inserting in lieu thereof the following:

“2.1.4 Foreign Exchange Sublimit. If there is availability for Credit Extensions under Section 2.1.1(a), then Borrower may enter into foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contract”). Bank shall subtract 10% of each outstanding FX Forward Contract (the “FX Reserve”) from the foreign exchange sublimit, which sublimit is a maximum of Five Million Dollars ($5,000,000.00). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs.”

4.	The Loan Agreement shall be amended by deleting Section 6.6 entitled “Primary Accounts” and inserting the following new Section 6.6 entitled “Accounts” in lieu thereof:

“6.6 Operating Accounts.

(a) Maintain its primary depository, and operating accounts with Bank.

(b) Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or its Affiliates. In addition, for each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without the prior written consent of the Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such. The provisions of this Section 6 will not apply to accounts of Borrower maintained with: (i) financial institutions outside of the United States, and (ii) Chase Manhattan/Kaufman Brothers which funds shall be used solely for the purpose of treasury stock re-purchases.”

5.	The Loan Agreement shall be amended by deleting Section 6.7 entitled “Financial Covenants” in its entirety, and inserting in lieu thereof the following:

“6.7 Financial Covenants. Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted:

(a) Liquidity. Beginning with the month ending September 30, 2007, and as of the last day of each month thereafter, Borrower shall maintain Liquid Assets in an amount equal to two (2) times the outstanding principal amount of the Obligations of Borrower to the Bank, at any time. As used herein “Liquid Assets” shall mean all unrestricted and unencumbered (without the written consent of Bank) cash, Cash Equivalents, and marketable securities maintained at Bank or SVB Securities (provided a control agreement is in place) in Borrower’s name and not pledged to any other Person (without the written consent of Bank).”

6.	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Accounts” are all existing and later arising accounts, contract rights, and other obligations owed to the Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by the Borrower and the Borrower’s books and records relating to any of the foregoing.

“Committed Revolving Line” means an Advance of up to $10,000,000.00.

and inserting in lieu thereof the following:

““Accounts” are all accounts as defined under the UCC, including all existing and later arising accounts, contract rights, payment intangibles, and other obligations owed to the Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by the Borrower and the Borrower’s books and records relating to any of the foregoing.

“Committed Revolving Line” means an Advance of up to $5,000,000.00.”

7.	The Loan Agreement shall be amended by inserting the following definitions to appear alphabetically in Section 13.1 thereof:

“Cash Equivalents” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (ii) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (iii) certificates of deposit issued maturing no more than one (1) year after issue; and (iv) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (iii) of this definition.

“Collateral Account” is any Deposit Account or Securities Account.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account or Securities Account.

“Deposit Account” shall have the meaning supplied to it in Section 9- 102 of the Uniform Commercial Code.

“Investment Property” shall have the meaning ascribed to it in Section 9-102 of the Uniform Commercial Code, provided that Investment Property shall not include equity interests in direct or indirect subsidiaries of Borrower.

“Proceeds” shall have the meaning ascribed to it in Section 9-102 of the Uniform Commercial Code.

“Securities Account” shall have the meaning ascribed to it in Section 8- 501 of the Uniform Commercial Code.”

8.	The Collateral description attached as Exhibit A to the Loan Agreement is hereby replaced with the Collateral description attached as Exhibit A hereto.

9.	The Compliance Certificate attached as Exhibit C to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit B hereto.

4. FEES. Borrower shall pay to Bank a modification fee equal to Two Thousand Five Hundred Dollars ($2,500.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

7. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

8. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

9. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

10. CONSENT TO ISSUANCE OF SENIOR SECURED FLOATING RATE NOTES. Bank hereby consents (thereby waiving the restrictive covenants set forth in the Loan Agreement) to (i) the issuance by Borrower of Borrower’s Senior Secured Floating Rate Notes due 2012 (the “Borrower Notes”) pursuant to an indenture with Wells Fargo Bank, National Association, as collateral agent (the “Note Collateral Agent”), on behalf of the holders of the Borrower Notes, as may be amended from time to time (the “Borrower Indenture”), (ii) the lien and security interest created by the Security Agreement (as defined in the Borrower Indenture) on substantially all of Borrower’s real and personal property and the real and personal property of Borrower’s domestic subsidiaries, and (iii) the guaranty of the Borrower Notes by Borrower’s domestic subsidiaries, and agrees that the foregoing shall not constitute an “Event of Default” under the Loan Agreement.

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

NETSCOUT SYSTEMS, INC.		SILICON VALLEY BANK

By:	/s/ David P. Sommers	By:	/s/ Robin Gill
Name:	David P. Sommers	Name:	Robin Gill
Title:	Chief Financial Officer and	Title:	Vice President
Senior Vice-President, General Operations

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All Accounts, cash, Cash Equivalents, Deposit Accounts, Investment Property, and Securities Accounts, whether now owned or hereafter acquired, wherever located and all Proceeds and insurance proceeds of any or all of the foregoing.

THE FOLLOWING EXHIBIT TO THE LOAN MODIFICATION AGREEMENT HAS BEEN OMITTED IN ACCORDANCE WITH ITEM 601(B)(2) OF REGULATION S-K.

Exhibit B	Compliance Certificate

NetScout Systems, Inc. will furnish supplementally a copy of the omitted exhibit to the Securities and Exchange Commission upon request, provided however that NetScout Systems, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended for the exhibit so furnished.